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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-141227) pertaining to the 2006 Long-Term Incentive Plan of Allegiant Travel Company of our reports dated March 10, 2008, with respect to the consolidated financial statements of Allegiant Travel Company, and the effectiveness of internal control over financial reporting of Allegiant Travel Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Las Vegas, Nevada
March 10, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm